Exhibit 99.1

Red Rock Resorts, Inc. Announces Closing of the Acquisition of the Palms Casino Resort

LAS VEGAS—(BUSINESS WIRE) (NASDAQ: RRR)— Oct. 3, 2016—Red Rock Resorts, Inc. (“Red Rock Resorts” “we” or the “Company”) today announced that Station Casinos LLC has completed its acquisition of the Palms Casino Resort (“The Palms”) in Las Vegas, Nevada.

With the acquisition of the Palms, Station Casinos now has twenty properties located strategically across the Las Vegas valley and is uniquely positioned to benefit from strong economic trends and record visitation levels currently being experienced in the market.  The Palms is located adjacent to the Las Vegas Strip and provides Red Rock Resorts with a leading gaming asset in one of the most underpenetrated areas of our Boarding Pass program as well as the opportunity to appeal to out of town guests.

“We are excited to welcome the talented members of the Palms team to the Station Casinos family.  The Palms outstanding location, premium amenities and highly recognizable brand will allow us to provide a new level of excitement for local and visiting guests to Las Vegas,” said Marc Falcone, Executive Vice President, Chief Financial Officer and Treasurer of Red Rock Resorts.

About Red Rock Resorts

Red Rock Resorts manages and owns a significant indirect equity interest in Station Casinos. Station Casinos is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palms Casino Resort, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem and Wildfire Lake Mead. Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens. In addition, Station Casinos is the manager of Graton Resort & Casino in northern California and owns a 50% interest in MPM Enterprises, L.L.C., which is the manager of Gun Lake Casino in southwestern Michigan.

Forward Looking Statements

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to; the Company’s ability to successfully integrate the Palms with our existing properties or realize expected synergies; the strength and sustainability of the recovery from the recent economic downturn, and the effects of the economy generally, and in particular in Nevada, on consumer spending and our business; the effects of intense competition that exists in the gaming industry; the risk that new gaming licenses or gaming activities, such as expansion of internet gaming, are approved and result in additional competition; our substantial outstanding indebtedness and the effect of our significant debt service requirements on our operations and ability to compete; the risk that we will not be able refinance our outstanding indebtedness or obtain necessary capital to finance any development or investment projects that we may decide to undertake in the future; the impact of extensive regulation from gaming and other government authorities on our ability to operate our business and the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines or take other actions that adversely affect us; risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on our financial condition; the impact of general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business in general, on our business and results of operations; the impact of volatility in the capital markets,; adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves; risks, such as cost overruns and construction delays, associated with development, construction and management of new projects or the expansion of existing facilities; and other risks described in the filings of the Company with the Securities and Exchange Commission.

CONTACT:

Red Rock Resorts

Daniel Foley

Vice President, Finance & Investor Relations

(702) 495-3683

or

Lori Nelson

Vice President of Corporate Communications

(702) 495-4248